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        DALE MATHESON
  CARR-HILTON LABONTE
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CHARTERED ACCOUNTANTS



February 14, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance 100 F Street, N.E.,
Washington  DC  20549


Re: VoQal Communications Inc. -Form SB-2/A Registration Statement


Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A Registration Statement dated February 14, 2006, of the following:

* Our Report to the Stockholders and Board of Directors of VoQal Communications Inc. dated February 1, 2006 on the financial statements of the Company as at December 31, 2005 and 2004 and for the periods from February 17, 2004 (inception) to December 31, 2004, the year ended December 31, 2005 and the period February 17, 2004 (inception) to December 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


/s/ Dale Matheson Carr-Hilton LaBonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia













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